Exhibit 1.1

AMENDMENT NO 1. TO EQUITY DISTRIBUTION AGREEMENT

This AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT (this “Amendment”) is entered into as of August 20, 2025, by and between Vyome Holdings, Inc. (formerly known as ReShape Lifesciences, Inc.), a Delaware corporation (the “Company”), and Maxim Group LLC (the “Agent”). All capitalized terms used herein shall have the meanings set forth in the Equity Distribution Agreement (as defined below), unless otherwise indicated.

RECITALS

WHEREAS, the Company and the Agent are parties to that certain Equity Distribution Agreement, dated May 30, 2025 (the “Equity Distribution Agreement”); and

WHEREAS, the parties hereto desire to amend the Equity Distribution Agreement as set forth herein to increase the maximum aggregate offering price of Shares to be issued and sold through the Agent pursuant to the Equity Distribution Agreement and to make such other changes as described herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

1. References to the Company. All references to the Company throughout the Equity Distribution Agreement shall refer to Vyome Holdings, Inc. and its Subsidiaries.

2. Amendment to Preamble of the Equity Distribution Agreement. The first sentence of the Preamble of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“Vyome Holdings, Inc. (formerly known as ReShape Lifesciences Inc.) a corporation organized under the laws of Delaware (the “Company”), confirms its agreement (this “Agreement”) with Maxim Group LLC (the “Manager”) as follows:”

3. Amendment to Section 4(k) of the Equity Distribution Agreement. Section 4(k) of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“Certification of Accuracy of Disclosure. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder lasting more than thirty (30) Trading Days), and each time that (i) a new Registration Statement is filed and declared effective by the Commission, (ii) the Registration Statement or Prospectus shall be amended or supplemented, other than by means of Incorporated Documents, (iii) the Company files its Annual Report on Form 10-K under the Exchange Act, (iv) the Company files its quarterly reports on Form 10-Q under the Exchange Act, (v) the Company files a Current Report on Form 8-K containing amended financial information (other than information that is furnished and not filed), if the Manager reasonably determines that the information in such Form 8-K is material, or (vi) the Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement (such commencement or recommencement date and each such date referred to in (i), (ii), (iii), (iv), (v) and (vi) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith (a) a certificate dated and delivered on the Representation Date, in form reasonably satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6 of this Agreement which were last furnished to the Manager are true and correct at the Representation Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery of such certificate; (b) a certificate dated and delivered on the Representation Date (addressed to the Manager), in form reasonably satisfactory to the Manager respect to certain regulatory and intellectual property matters of the Company, in a form reasonably satisfactory to the Manager (the “IP Certificate”); and (c) an incumbency certificate signed by the secretary of the Company (the “Secretary Certificate”).”

4. Amendment to Section 4(m) of the Equity Distribution Agreement. Section 4(m) of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“Auditor Bring Down “Comfort” Letter. Within five (5) Trading Days of each Representation Date, unless waived by the Manager, the Company shall cause (1) the Company’s auditors (the “Accountants”), or other independent accountants satisfactory to the Manager forthwith to furnish the Manager a letter, and (2) the Chief Financial Officer of the Company, forthwith to furnish the Manager a certificate dated within five (5) Trading Days of such Representation Date, in form satisfactory to the Manager, of the same tenor as the letters and certificate referred to in Section 6 of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letters and certificate.”

5. Amendment to Section 6(e) of the Equity Distribution Agreement. Section 6(e) of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“Additional Certificates. The Company shall have furnished or caused to be furnished to the Manager the Secretary’s Certificate; and the IP Certificate.”

6. Amendment to ANNEX I of the Equity Distribution Agreement. ANNEX I of the Equity Distribution Agreement is hereby amended and restated in its entirety in substantially the form of Exhibit A hereto.

7. No Other Amendments. Unless expressly amended by this Amendment, the terms and provisions of the Equity Distribution Agreement shall remain in full force and effect.

8. Conflicting Terms. Wherever the terms and conditions of this Amendment and the terms and conditions of the Equity Distribution Agreement are in conflict, the terms of this Amendment shall be deemed to supersede the conflicting terms of the Equity Distribution Agreement.

9. Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience and reference only and are not to be considered in construing this Amendment.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principals of conflict of laws.

11. Counterparts. This Amendment may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first written above.

Vyome Holdings, Inc.

By:	/s/ Venkat Nelabhotla
Name:	Venkat Nelabhotla
Title:	Chief Executive Officer

MAXIM GROUP LLC

By:	/s/ Ritesh Veera
Name:	Ritesh Veera
Title:	Co-Head of Investment Banking

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE EQUITY DISTRIBUTION AGREEMENT]

EXHIBIT A

Form of Terms Agreement

ANNEX I

VYOME HOLDINGS, INC.

TERMS AGREEMENT

Dear Sirs:

Vyome Holdings, Inc. (the “Company”), formerly known as ReShape Lifesciences, Inc., proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated May 30, 2025, as amended (the “Equity Distribution Agreement”), between the Company and Maxim Group LLC (“Manager”), to issue and sell to Manager the securities specified in Schedule I hereto (the “Purchased Shares”).

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery, except that each representation and warranty in Section 3 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

Vyome holdings, inc.

By:
Name:
Title:

ACCEPTED as of the date first written above.

MAXIM GROUP LLC

By:
Name:
Title: